                                     FORM OF
                                AMENDED EXHIBIT A
                                -----------------
                                     to the
                 STATE SECURITIES COMPLIANCE SERVICES AGREEMENT

     This Exhibit A, amended as of __, 2003 to reflect the current portfolios of the Trust, is Exhibit A to that certain State Securities Services Agreement dated as of August 12, 1999, between PFPC Inc. and E*TRADE Funds as amended on August 17, 2001, and as further amended from time to time.

                                   PORTFOLIOS
                                   ----------

                         E*TRADE Asset Allocation Fund*
                         E*TRADE S&P 500 Index Fund
                         E*TRADE Bond Fund
                         E*TRADE Technology Index Fund
                         E*TRADE International Index Fund
                         E*TRADE Russell 2000 Index Fund
                         E*TRADE Money Market Fund
                         E*TRADE Government Money Market Fund
                         E*TRADE New York Municipal Money Market Fund
                         E*TRADE Municipal Money Market Fund
                         E*TRADE California Municipal Money Market Fund

* Compensation for this Fund shall be $150/per registration (as that term is defined in the Compensation Schedule to the Agreement).

PFPC INC.


By:
   -------------------------------------
Title:
      ----------------------------------


E*TRADE ASSET MANAGEMENT, INC.


By:
   -------------------------------------
Title:
      ----------------------------------